UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          October 21, 2004

MID-STATE BANCSHARES

(Exact Name of registrant as specified in its charter)

California	000-23925	77-0442667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1026 East Grand Avenue, Arroyo Grande, CA	93420
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          (805) 473-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications Pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 – Results of Operations and Financial Condition.

On October 21, 2004, Mid-State Bancshares reported that diluted earnings per share increased 5.9% to $1.07 per share for the nine months ended September 30, 2004, up from $1.01 per share in the like 2003 period.  For the third quarter, results were $0.36 per share in 2004, down slightly from the $0.37 earned one year before.  Net income for the nine months ended September 30, 2004 was $25.7 million, up from the $24.8 million earned in the same 2003 period.  For the third quarter of 2004, net income was $8.7 million compared to $9.0 million one year earlier.  Results for the three month and nine month periods ended September 30, 2003 were bolstered by gains on the sale of mortgage loans held for sale as a result of the refinance boom which took place during that time frame.

Please refer to the Press Release dated October 21, 2004, attached hereto and made a part hereof.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99	Press Release announcing third quarter earnings – dated October 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

MID-STATE BANCSHARES

Date: October 21, 2004	By:	/s/ JAMES W. LOKEY
James W. Lokey
President
Chief Executive Officer

	By:	/s/ JAMES G. STATHOS
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release announcing third quarter earnings – dated October 21, 2004